UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01.	Entry into a Material Definitive Agreement.

Blackstone Real Estate Income Trust, Inc. (the “Company”) is conducting a private offering of a new class of Class C common stock, par value $0.01 per share (the “Class C shares”), to a feeder vehicle primarily created to hold the Company’s Class C and Class I shares, which in turn will offer interests in itself to certain non-U.S. persons. The preferences, rights, voting powers, restrictions, qualifications, and terms and conditions of redemption for the Class C shares are substantially similar to the rights, preferences and terms of the Company’s Class S, Class T, Class D and Class I shares of common stock, including the same proportional rights to the Company’s assets. Class C shares are substantially similar to Class I shares, except the Company expects that its Board of Directors (the “Board”) will generally authorize and declare minimal distributions, if any, with respect to the Class C shares and instead its share of income will accrete into its NAV. In connection therewith, the Company is amending certain of its documents to incorporate the designation of Class C shares.

Third Amended and Restated Advisory Agreement

On December 30, 2022, the Company entered into a Third Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, BREIT Operating Partnership, L.P. (the “Operating Partnership”) and BX REIT Advisors L.L.C. to make certain updates reflecting the designation of Class C shares.

The foregoing summary description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amended and Restated Limited Partnership Agreement of BREIT Operating Partnership L.P.

On December 30, 2022, the Company entered into a Third Amended and Restated Limited Partnership Agreement (the “A&R OP Agreement”) for the Operating Partnership by and among the Company, BREIT Special Limited Partner L.P. and the limited partners party thereto, to make certain updates reflecting the designation of Class C units of the Operating Partnership.

The foregoing summary description of the A&R OP Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R OP Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2022, the Company filed Articles of Amendment (the “Articles of Amendment”) to its charter with the Maryland State Department of Assessments and Taxation (“SDAT”) to increase the number of shares of capital stock that the Company has authority to issue to 10,600,000,000 and the number of shares of common stock, par value $0.01 per share, that the Company has authority to issue to 10,500,000,000. Immediately following the filing of the Articles of Amendment, the Company filed with SDAT Articles Supplementary (the “Articles Supplementary” and, together with the Articles of Amendment, the “Charter Amendments”) to its charter, pursuant to which the Company classified and designated 500,000,000 authorized but unissued Class C shares.

The foregoing description of each of the Articles of Amendment and Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment and Articles Supplementary, a copy of which is filed as Exhibit 3.1 and 3.2 hereto, respectively, and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Charter Amendments did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 8.01.	Other Events.

Effective December 30, 2022, the Board amended the Company’s share repurchase plan (the “Share Repurchase Plan”) to incorporate Class C shares in the Share Repurchase Plan. The foregoing summary description of the Share Repurchase Plan does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Plan, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment, dated December 30, 2022

3.2	Articles Supplementary Designating Class C Common Stock, dated December 30, 2022

4.1	Share Repurchase Plan, effective as of December 30, 2022

10.1	Third Amended and Restated Advisory Agreement, dated December 30, 2022

10.2	Third Amended and Restated Limited Partnership Agreement, dated December 30, 2022

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: January 6, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary